Exhibit 99.1

VantageMed Announces Third Quarter 2006 Results

RANCHO CORDOVA, Calif.—November 8, 2006—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the third quarter and nine months ended September 30, 2006.  VantageMed reported a net loss of ($232,000), or ($0.02) per share, in the third quarter of 2006, compared to a loss of ($1.1) million, or ($0.08) per share, for the year ago quarter and ($506,000), or ($0.03) per share, for the prior quarter.  Net loss for the nine months ended September 30, 2006 was ($1.1) million, or ($0.08) per share, compared to a net loss of net loss of ($4.0) million, or ($0.29) per share, for the nine months ended September 30, 2005.

Total revenues for the quarter ended September 30, 2006 were $2.6 million, down $1.0 million, or 27.7%, from the year ago quarter but have increased $58,000, or 2.3%, from the quarter ended June 30, 2006.  Total revenues for the nine months ended September 30, 2006 were $8.1 million, down $3.7 million, or 31.6%, from $11.8 million for the nine months ended September 30, 2005.

The Company stated that the decrease in revenues in the three and nine month periods is a reflection of its completed strategy to discontinue support of legacy technology products and consolidate its practice management customers onto a core set of newer technology products, as well as the sale of its Hawaii operation in the first quarter of 2006.  The increase in revenue over the prior quarter is partially the result of an increase in sales to new customers.

The Company has made significant changes to its cost structure over the last several quarters while at the same time strengthening its core products and support services.  The decrease in the Company’s net losses in 2006 has also had a significant impact on the Company’s usage of cash in its operations.  Cash used in operations has decreased significantly from $695,000 in the first quarter of 2006, to $367,000 in the second quarter and $45,000 in the third quarter.  As of September 30, 2006, the Company had cash and short term investments totaling $480,000.

Management Commentary

Steve Curd, VantageMed’s CEO, commented, “The increase in revenue from the second quarter to the current quarter is important as it demonstrates that we are beginning to grow revenues from our core products.  In addition, the improvement in cash flow shows that we have stabilized the business.  We continue to be optimistic about being cash flow positive for the fourth quarter.  I would like to thank the employees of VantageMed for the many quarters of hard work in achieving these results and more importantly for establishing the products and support systems that we expect to yield long term improvement.”

Conference Call

VantageMed will be hosting a conference call to discuss financial results today, November 8, 2006 at 5:00 P.M. Eastern Time.  The call will be broadcast live over the Internet and can be accessed at www.vantagemed.com or http://www.videonewswire.com/event.asp?id=36512.  To participate in the call, please dial 1-800-482-9816 five to ten minutes prior to the scheduled conference call time.  A replay of the call will be available on the Company’s website for 30 days.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologist and behavioral health providers nationwide. These providers use VantageMed’s core products including ChartKeeper Computerized Medical Records software as well as

RidgeMark, Northern Health Anesthesia and our Helper family of Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company’s Website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “demonstrate,” “beginning,” “expect,” “stabilized,” “optimistic,” “yield,” “should,” “will,” “intend,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our ability to maintain an appropriate cost structure, strengthen our products and support services, successfully develop and sell our products, our ability to attract and retain new and existing customers, our ability to retain key employees and our ability to increase revenues and improve the rate at which we have utilized cash.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:
VantageMed Corporation
Liesel Loesch
(877) TRY-VMED, ext. 4833
investor@vantagemed.com

MEDIA CONTACT:
VantageMed Corporation
Jennifer Morgano
(877) TRY-VMED, ext. 4851
media@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30 2006	Jun 30 2006	Sep 30 2005	Sep 30 2006	Sep 30 2005
Revenues:
Software and systems	$458	$360	$707	$1,319	$2,453
Customer supportmer support	1,307	1,326	1,910	4,204	6,258
Electronic services	849	870	999	2,572	3,120
Total revenues	2,614	2,556	3,616	8,095	11,831

Cost of revenues:
Software and systems	92	50	268	287	908
Customer support	626	711	1,299	2,326	4,772
Electronic services	527	526	643	1,532	2,071
Total cost of revenues	1,245	1,287	2,210	4,145	7,751

Total gross margin	1,369	1,269	1,406	3,950	4,080

Operating expenses:
Selling, general and administrative	1,063	1,179	1,775	3,612	5,871
Product development	404	379	542	1,193	1,766
Depreciation and amortization	31	38	61	118	189
Stock-based compensation	82	147	88	312	249
Asset impairment and restructuring charges	—	—	—	—	(13)
Total operating costs and expenses	1,580	1,743	2,466	5,235	8,062
Loss from operations	(211)	(474)	(1,060)	(1,285)	(3,982)
Interest and other income (expense):
Gain on sales of Hawaii operation	—	—	—	235	—
Interest income	6	12	12	25	52
Interest and other expense	(27)	(44)	(14)	(103)	(47)
Total interest and other income (expense), net	(21)	(32)	(2)	157	5
Net loss	$(232)	$(506)	$(1,062)	$(1,128)	$(3,977)
Basic and diluted net loss per share	$(0.02)	$(0.03)	$(0.08)	$(0.08)	$(0.29)
Weighted-average shares—basic and diluted	15,359	14,702	14,077	14,704	13,913

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(1,128)	$(3,977)
Adjustments to reconcile net loss to net cash used for operating activities -
Gain on sale of Hawaii operation	(235)
Depreciation and amortization	118	188
Bad debt expense, net of write offs and recoveries	(82)	196
Stock-based compensation	312	249
Changes in assets and liabilities -
Accounts receivable	535	429
Inventories	(19)	(7)
Prepaid expenses and other	157	267
Accounts payable and accrued liabilities	(415)	(907)
Customer deposits and deferred revenue	(350)	(640)
Net cash used for operating activities	(1,107)	(4,202)
Cash flows from investing activities:
Purchases of property and equipment	(28)	(48)
Proceeds from sale of investments	—	3,675
Purchase of investments	—	(4,000)
Cash proceeds from sale of Hawaii operation	605	—
Net cash provided by (used for) investing activities	577	(373)
Cash flows from financing activities:
Principal payments on long-term debt	(128)	(396)
Proceeds from sale of stock and warrants, net	500	4,576
Proceeds from stock option exercises	2	215
Net cash provided by financing activities	374	4,395
Net decrease in cash and cash equivalents	(156)	(180)
Cash and cash equivalents, beginning of period	636	946
Cash and cash equivalents, end of period	$480	$766

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$480	$636
Accounts receivable, net of allowance of $177 and $352, respectively	619	1,213
Inventories, net	65	62
Prepaid expenses and other	209	263
Total current assets	1,373	2,174
Property and equipment, net	115	213
Intangibles, net	—	377
Total assets	$1,488	$2,764

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Current portion of long-term debt	$122	$140
Accounts payable	1,076	1,543
Accrued liabilities	1,202	1,128
Customer deposits and deferred revenue	2,777	3,299
Total current liabilities	5,177	6,110
Long-term portion of restructuring reserve, net of current portion	—	22
Long-term debt, net of current portion	35	42
Total liabilities	5,212	6,174

Stockholders’ equity (deficiency):
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized; 15,358,745 and 14,239,178 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	15	14
Additional paid-in capital	78,564	77,751
Accumulated deficit	(82,303)	(81,175)
Total stockholders’ equity (deficiency)	(3,724)	(3,410)
Total liabilities and stockholders’ equity (deficiency)	$1,488	$2,764